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                                                                    Exhibit 5(i)

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The Travelers Life and Annuity Company                                                       Deferred Variable Annuity Application
One Cityplace . Hartford, CT 06103-3415                                                                                  (Arizona)

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Owner Information

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Name                                                                   SS#

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Street Address                                                         Sex [ ] Male     Date of Birth
                                                                           [ ] Female
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City, State, Zip                                                       U.S. Citizen [ ] Y [ ] N
                                                                       If no, please indicate country of citizenship
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Beneficiary Information If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use special request section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.
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Full Name (First, M.I., Last)                                           SSN/TIN          Relationship to Owner        % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ___/___/___.
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Type of Plan (Please Check Only One)                                  Initial Purchase Payment

[ ] IRA Rollover              [ ] Pension/Profit Sharing              $__________________________

[ ] TSA ERISA                 [ ] 457 Def Comp Plan                   Minimum Payment Requirement                 $20,000

[ ] TSA                       [ ] Other_____________
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On written request, we will provide you within reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract. If for any reason you are not satisfied with the annuity contract, you may return the annuity contract within 10 days after it is delivered to you. If you are 65 or older on the annuity contract date, you may return the contract within 30 days after it is delivered to you. Should you decide to cancel the contract, we will refund the value of the amounts allocated to the contract (less purchase payment credits applied, if any). A contract charge, premium tax or withdrawal/surrender charges, if any, will not be deducted from the amount we refund.
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L-19066APP AZ                                           *L22213AZ*                           Order # L-22213AZ   1 of 3; Rev. 1-06
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________ Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or any other company? [ ] Yes [ ] No

If yes, provide the information below.

Insurance Company Name: _____________________________ Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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Investment Options (total must equal 100%)
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Name                                                    Code  Pct   Name                                              Code  Pct
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AIM Capital Appreciation Portfolio                       KC      %  PIMCO VIT Real Return Portfolio - Adm Class        PR      %
American Funds Global Growth Fund - Class 2 Shares       IL      %  PIMCO VIT Total Return Portfolio                   PM      %
American Funds Growth Fund - Class 2 Shares              IG      %  Pioneer Fund Portfolio                             UP      %
American Funds Growth-Income Fund - Class 2 Shares       II      %  Pioneer Mid Cap Value Portfolio                    FW      %
Capital Appreciation Fund (Janus)                        US      %  Pioneer Strategic Income Portfolio                 HP      %
Citistreet Diversified Bond Fund - Class I               OB      %  Putnam VT Small Cap Value Fund - Class IB Shares   OP      %
Citistreet International Stock Fund - Class I            OI      %  Salomon Brothers Variable All Cap Fund - Class I   AD      %
Citistreet Large Company Stock Fund - Class I            OC      %  Salomon Brothers Variable Investors Fund -         C2      %
                                                                    Class I
Citistreet Small Company Stock Fund - Class I            OE      %  SB Adjustable Rate Income Portfolio                BI      %
Delaware VIP REIT Series                                 AQ      %  Smith Barney Aggressive Growth Portfolio           SG      %
Delaware VIP Small Cap Value Series                      AP      %  Smith Barney Appreciation Portfolio                1N      %
Dreyfus VIF Appreciation Portfolio                       DP      %  Smith Barney High Income Portfolio                 HH      %
Dreyfus VIF Developing Leaders Portfolio                 DS      %  Smith Barney Large Cap Growth Portfolio            AB      %
Equity Income Portfolio (Fidelity)                       4F      %  Smith Barney Small Cap Growth Opportunities        C9      %
                                                                    Portfolio
Equity Index Portfolio - Class II                        GF      %  Social Awareness Stock Portfolio (Smith Barney)    SA      %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2      FT      %  Strategic Equity Portfolio (Fidelity)              HA      %
Fidelity VIP Mid Cap Portfolio - Service Class 2         D1      %  Style Focus Series: Small Cap Growth Portfolio     FY      %
Franklin Mutual Shares Securities Fund - Class 2         R2      %  Style Focus Series: Small Cap Value Portfolio      F0      %
Janus Aspen Series Mid Cap Growth Portfolio -            JA      %  Templeton Developing Markets Securities Fund -     VQ      %
Service Shares                                                      Class 2
Large Cap Portfolio (Fidelity)                           4G      %  Templeton Foreign Securities Fund - Class 2        VG      %
Lazard Retirement Small Cap Portfolio                    RS      %  Templeton Growth Securities Fund - Class 2         Q2      %
Lord Abbett Series Growth and Income Portfolio           FK      %  Travelers Convertible Securities Portfolio         AF      %
Lord Abbett Series Mid-Cap Value Portfolio               FL      %  Travelers Disciplined Mid Cap Stock Portfolio      1M      %
Mercury Large Cap Core Portfolio                         DR      %  Travelers High Yield Bond Trust                    UB      %
MetLife Aggressive Allocation Portfolio                  H9      %  Travelers Managed Assets Trust                     UA      %
MetLife Conservative Allocation Portfolio                H5      %  Travelers Money Market Portfolio                   1K      %
MetLife Conservative to Moderate Allocation Portfolio    H6      %  Travelers Quality Bond Portfolio                   4W      %
MetLife Moderate Allocation Portfolio                    H7      %  Travelers U.S. Government Securities Portfolio     GV      %
MetLife Moderate to Aggressive Allocation Portfolio      H8      %  Van Kampen LIT Comstock Portfolio - Class II       NJ      %
                                                                    Shares
MFS Mid Cap Growth Portfolio                             DQ      %  Fixed Account (where approved)                             %
MFS Total Return Portfolio                               HT      %                                                             %
MFS Value Portfolio                                      BD      %                                                             %
Mondrian International Stock Portfolio                   4C      %                                                             %
Oppenheimer Main Street Fund/VA - Service Shares         H2      %  TOTAL                                                   100%
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L-19066APP AZ                                           *L22213AZ*                          Order # L-22213AZ  2 of 3; Rev. 1-06
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Death Benefit Selection (Beneficiary Protection)
Please select one of the following options for the variable annuity product you are purchasing.
If no option is checked, you will receive the Standard Death Benefit.
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[ ] Standard Death Benefit  [ ] Optional Death Benefit and Credit Endorsement
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Special Programs
These options are available at NO additional cost. If checked, please attach appropriate form.
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[ ] Dollar Cost Averaging
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Special Requests


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Disclosure & Acknowledgment
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I/We understand the contract will take effect when the first purchase payment is received and the application is approved in the
Home Office of the Company. I understand that annuity payments and termination values provided by this contract are variable and are not guaranteed as to a fixed dollar amount. No representative is authorized to make changes to the contract or application.

I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Owner's Signature                                        City, State Where Signed      (REQUIRED)             Date

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Representative Use Only
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)                                         Date

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Representative's Signature                                                   SS#

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Phone #                                  Fax #                               License # (Florida Only)

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Broker/Dealer

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For Citistreet Use Only (Circle one)                                         Select One: [ ] A  [ ] B [ ] C

C / E / G / H
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L-19066APP AZ                                           *L22213AZ*                          Order # L-22213AZ  3 of 3; Rev. 1-06
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